EXHIBIT 99.1

                            Silk Botanicals.Com, Inc.
                      975 South Congress Avenue, Suite 102
                             Delray Beach, FL 33450
                                  561-265-3600

SHARE PURCHASE AGREEMENT AND SIGNATURE PAGE
(ALL INVESTORS MUST SIGN THIS SHARE PURCHASE AGREEMENT)
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SUBSCRIBER DATA (Must be Completed in Full)

FULL NAME (Please Print): First              Middle          Last


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RESIDENCE ADDRESS, INCLUDING ZIP CODE


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TELEPHONE NUMBER:
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SOCIAL SECURITY:                          OR TAX ID NUMBER:
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SUBSCRIPTION (Must be Completed in Full)

Enclosed is payment for _______ shares X $2.00 per share= ___________(Total
                                                                 Purchase Price)

The undersigned subscriber hereby authorizes and directs the immediate deposit of his/her subscription amount into an account on behalf of Silk Botanicals.Com, Inc.

THIS SUBCRIPTION IS MADE PURSUANT TO, AND IS SUBJECT TO, THE TERMS AND CONDITIONS OF THE QUALIFICATION APPROVED BY THE SECURITIES COMMISSIONS OF THE STATES IN WHICH THE COMMON STOCK IS BEING OFFERED.

SIGNATURE MUST BE IDENTICAL TO THE NAME OR REGISTERED OWNER

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Printed name of subscriber         Printed name of subscriber (if more than one)


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Signature of subscriber (date)     Signature of subscriber (date)


                             ADDITIONAL INFORMATION

In order to facilitate processing of your subscription, please be sure you have completed each of the following:
__ A check made payable to "Silk Botanicals.Com, Inc."
__ Enter the number of shares of Common Stock being purchased and total cash contribution on this Share Purchase Agreement.
__ Enter the state in which you are legal resident in the "Residence Address"
   column above.
__ Please mail check and Share Purchase Agreement to the above address to Silk
   Botanicals.Com, Inc.